Exhibit 99.1

APPLIED MATERIALS DELIVERS STRONG YEAR-ON-YEAR GROWTH
IN QUARTERLY REVENUE AND EARNINGS PER SHARE

•	Record quarterly revenue of $4.57 billion, up 29 percent year over year

•	Record EPS of $1.09 and non-GAAP EPS of $1.22, up 43 percent and 54 percent year over year, respectively

•	$2.6 billion returned to shareholders including buybacks equivalent to 4 percent of shares outstanding

SANTA CLARA, Calif., May 17, 2018 — Applied Materials, Inc. (NASDAQ:AMAT) today reported record revenue, operating profit and earnings per share in its second quarter ended April 29, 2018.
Second Quarter Results
Compared to the second quarter of fiscal 2017, Applied grew net sales by 29 percent to $4.57 billion. On a GAAP basis, the company increased gross margin by 0.7 points to 45.8 percent, and grew operating income by 41 percent to $1.33 billion or 29.1 percent of net sales. GAAP earnings per share (EPS) grew 43 percent to $1.09.
On a non-GAAP adjusted basis, over the same period, the company increased gross margin by 0.4 points to 46.7 percent, grew operating income by 40 percent to $1.38 billion or 30.2 percent of net sales, and increased EPS by 54 percent to $1.22.
The company generated $611 million in cash from operations and returned $2.6 billion to shareholders through $2.5 billion in share repurchases and dividends of $105 million.
“Applied’s performance in the second fiscal quarter was another all-time record for the company, which demonstrates strong execution and customer pull for materials solutions that help accelerate roadmaps and bring new devices to market faster,” said Gary Dickerson, president and CEO. “Applied has the broadest opportunity across major technology trends, and our markets are strong, with long-term growth drivers firmly in place.”

Applied Materials, Inc.

Quarterly Results Summary

	Q2 FY2018	Q2 FY2017	Change
	(In millions, except per share amounts and percentages)
Net sales	$4,567	$3,546	29%
Gross margin	45.8%	45.1%	0.7 points
Operating margin	29.1%	26.5%	2.6 points
Net income	$1,129	$824	37%
Diluted earnings per share	$1.09	$0.76	43%
Non-GAAP Adjusted Results
Non-GAAP adjusted gross margin	46.7%	46.3%	0.4 points
Non-GAAP adjusted operating margin	30.2%	27.8%	2.4 points
Non-GAAP adjusted net income	$1,273	$861	48%
Non-GAAP adjusted diluted EPS	$1.22	$0.79	54%

A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.

Applied Materials, Inc.

Business Outlook
In the third quarter of fiscal 2018, Applied expects net sales to be in the range of $4.33 billion to $4.53 billion; the midpoint of the range would be an increase of approximately 18 percent, year over year. Non-GAAP adjusted diluted EPS is expected to be in the range of $1.13 to $1.21; the midpoint of the range would be an increase of approximately 36 percent, year over year.
This outlook for non-GAAP adjusted diluted EPS excludes known charges related to completed acquisitions of $0.05 per share and includes the normalized tax benefit of share-based compensation of $0.01 per share, but does not reflect any items that are unknown at this time, such as any additional charges related to acquisitions or other non-operational or unusual items, as well as other tax related items, which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Second Quarter Reportable Segment Information

Semiconductor Systems	Q2 FY2018	Q2 FY2017
	(In millions, except percentages)
Net sales	$2,999	$2,404
Foundry	21%	41%
DRAM	31%	19%
Flash	37%	33%
Logic and other	11%	7%
Operating income	1,071	808
Operating margin	35.7%	33.6%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$1,117	$854
Non-GAAP adjusted operating margin	37.2%	35.5%

Applied Global Services	Q2 FY2018	Q2 FY2017
	(In millions, except percentages)
Net sales	$943	$724
Operating income	278	194
Operating margin	29.5%	26.8%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$278	$195
Non-GAAP adjusted operating margin	29.5%	26.9%

Applied Materials, Inc.

Display and Adjacent Markets	Q2 FY2018	Q2 FY2017
	(In millions, except percentages)
Net sales	$600	$391
Operating income	162	84
Operating margin	27.0%	21.5%
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$166	$84
Non-GAAP adjusted operating margin	27.7%	21.5%

Use of Non-GAAP Adjusted Financial Measures

Applied provides investors with certain non-GAAP adjusted financial measures, which are adjusted for the impact of certain costs, expenses, gains and losses, including certain items related to mergers and acquisitions; restructuring charges and any associated adjustments; impairments of assets, or investments; gain or loss on sale of strategic investments; tax effect of share-based compensation; certain income tax items and other discrete adjustments. Additionally, the second quarter and first half of fiscal 2018 non-GAAP results exclude estimated discrete income tax expense items associated with changes to recent U.S. tax legislation. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses these non-GAAP adjusted financial measures to evaluate the company’s operating and financial performance and for planning purposes, and as performance measures in its executive compensation program. Applied believes these measures enhance an overall understanding of our performance and investors’ ability to review the company’s business from the same perspective as the company’s management, and facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Applied Materials, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding anticipated growth and trends in our businesses and markets, industry outlooks and demand drivers, technology transitions, our business and financial performance and market share positions, our capital allocation, our investment and growth strategies, our development of new products and technologies, our business outlook for the third quarter of fiscal 2018, and other statements that are not historical facts. These statements and their underlying assumptions are subject to risks and uncertainties and are not guarantees of future performance. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: the level of demand for our products; global economic and industry conditions; consumer demand for electronic products; the demand for semiconductors; customers’ technology and capacity requirements; the introduction of new and innovative technologies, and the timing of technology transitions; our ability to develop, deliver and support new products and technologies; the concentrated nature of our customer base;  our ability to expand our current markets, increase market share and develop new markets; market acceptance of existing and newly developed products; our ability to obtain and protect intellectual property rights in key technologies; our ability to achieve the objectives of operational and strategic initiatives, align our resources and cost structure with business conditions, and attract, motivate and retain key employees; the variability of operating expenses and results among products and segments, and our ability to accurately forecast future results, market conditions, customer requirements and business needs; changes in U.S. tax laws and regulation, and our interpretations of them; and other risks and uncertainties described in our SEC filings, including our most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

About Applied Materials

Applied Materials, Inc. (Nasdaq: AMAT) is the leader in materials engineering solutions used to produce virtually every new chip and advanced display in the world. Our expertise in modifying materials at atomic levels and on an industrial scale enables customers to transform possibilities into reality. At Applied Materials, our innovations make possible the technology shaping the future. Learn more at www.appliedmaterials.com.

Contact:
Ricky Gradwohl (editorial/media) 408.235.4676
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	April 29, 2018	April 30, 2017	April 29, 2018	April 30, 2017
Net sales	$4,567	$3,546	$8,771	$6,824
Cost of products sold	2,477	1,946	4,761	3,779
Gross profit	2,090	1,600	4,010	3,045
Operating expenses:
Research, development and engineering	509	437	997	854
Marketing and selling	130	116	256	234
General and administrative	124	107	234	210
Total operating expenses	763	660	1,487	1,298
Income from operations	1,327	940	2,523	1,747
Interest expense	56	44	115	82
Interest and other income, net	24	12	49	14
Income before income taxes	1,295	908	2,457	1,679
Provision for income taxes	166	84	1,193	152
Net income	$1,129	$824	$1,264	$1,527
Earnings per share:
Basic	$1.10	$0.76	$1.21	$1.42
Diluted	$1.09	$0.76	$1.20	$1.40
Weighted average number of shares:
Basic	1,029	1,078	1,042	1,078
Diluted	1,040	1,087	1,056	1,088

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	April 29, 2018	October 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$4,870	$5,010
Short-term investments	482	2,266
Accounts receivable, net	2,665	2,338
Inventories	3,494	2,930
Other current assets	380	374
Total current assets	11,891	12,918
Long-term investments	1,214	1,143
Property, plant and equipment, net	1,257	1,066
Goodwill	3,368	3,368
Purchased technology and other intangible assets, net	313	412
Deferred income taxes and other assets	455	512
Total assets	$18,498	$19,419
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,619	$2,450
Customer deposits and deferred revenue	1,961	1,665
Total current liabilities	4,580	4,115
Income taxes payable	1,282	392
Long-term debt	5,306	5,304
Other liabilities	288	259
Total liabilities	11,456	10,070
Total stockholders’ equity	7,042	9,349
Total liabilities and stockholders’ equity	$18,498	$19,419

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Six Months Ended
	April 29, 2018	April 30, 2017	April 29, 2018	April 30, 2017
Cash flows from operating activities:
Net income	$1,129	$824	$1,264	$1,527
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	108	103	227	200
Share-based compensation	64	53	129	107
Deferred income taxes	45	(16)	86	9
Other	11	—	11	9
Net change in operating assets and liabilities	(746)	(53)	360	(149)
Cash provided by operating activities	611	911	2,077	1,703
Cash flows from investing activities:
Capital expenditures	(121)	(77)	(324)	(141)
Cash paid for acquisitions, net of cash acquired	—	(26)	(5)	(26)
Proceeds from sales and maturities of investments	488	601	2,432	887
Purchases of investments	(345)	(1,779)	(729)	(2,368)
Cash provided by (used in) investing activities	22	(1,281)	1,374	(1,648)
Cash flows from financing activities:
Debt borrowings, net of issuance costs	—	2,176	—	2,176
Proceeds from common stock issuances and others	56	46	56	46
Common stock repurchases	(2,500)	(282)	(3,282)	(412)
Tax withholding payments for vested equity awards	(13)	(9)	(154)	(111)
Payments of dividends to stockholders	(105)	(108)	(211)	(216)
Cash provided by (used in) financing activities	(2,562)	1,823	(3,591)	1,483
Increase (decrease) in cash and cash equivalents	(1,929)	1,453	(140)	1,538
Cash and cash equivalents — beginning of period	6,799	3,491	5,010	3,406
Cash and cash equivalents — end of period	$4,870	$4,944	$4,870	$4,944
Supplemental cash flow information:
Cash payments for income taxes	$139	$30	$217	$65
Cash refunds from income taxes	$1	$6	$41	$8
Cash payments for interest	$76	$41	$110	$75

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Corporate and Other

(In millions)	Q2 FY2018	Q2 FY2017
Unallocated net sales	$25	$27
Unallocated cost of products sold and expenses	(145)	(120)
Share-based compensation	(64)	(53)
Total	$(184)	$(146)
Additional Information

	Q2 FY2018	Q2 FY2017
Net Sales by Geography (In millions)
United States	394	383
% of Total	9%	11%
Europe	312	189
% of Total	7%	5%
Japan	503	332
% of Total	11%	9%
Korea	1,248	942
% of Total	27%	27%
Taiwan	727	863
% of Total	16%	24%
Southeast Asia	243	109
% of Total	5%	3%
China	1,140	728
% of Total	25%	21%

Employees (In thousands)
Regular Full Time	19.8	16.6

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Six Months Ended
(In millions, except percentages)	April 29, 2018	April 30, 2017	April 29, 2018	April 30, 2017
Non-GAAP Adjusted Gross Profit
Reported gross profit - GAAP basis	$2,090	$1,600	$4,010	$3,045
Certain items associated with acquisitions[1]	44	41	89	83
Non-GAAP adjusted gross profit	$2,134	$1,641	$4,099	$3,128
Non-GAAP adjusted gross margin	46.7%	46.3%	46.7%	45.8%
Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$1,327	$940	$2,523	$1,747
Certain items associated with acquisitions[1]	49	46	98	93
Acquisition integration costs	1	1	2	2
Other gains, losses or charges, net	—	—	—	(3)
Non-GAAP adjusted operating income	$1,377	$987	$2,623	$1,839
Non-GAAP adjusted operating margin	30.2%	27.8%	29.9%	26.9%
Non-GAAP Adjusted Net Income
Reported net income - GAAP basis	$1,129	$824	$1,264	$1,527
Certain items associated with acquisitions[1]	49	46	98	93
Acquisition integration costs	1	1	2	2
Impairment (gain on sale) of strategic investments, net	5	—	4	5
Other gains, losses or charges, net	—	—	—	(3)
Income tax effect of share-based compensation[2]	13	—	(26)	—
Income tax effect of changes in applicable U.S. tax laws[3]	71	—	1,077	—
Resolution of prior years’ income tax filings and other tax items	10	(6)	(3)	(22)
Income tax effect of non-GAAP adjustments[4]	(5)	(4)	(8)	(9)
Non-GAAP adjusted net income	$1,273	$861	$2,408	$1,593

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

2
Applied adopted the accounting standard related to share-based compensation (ASU 2016-09) in the first quarter of fiscal 2018, which resulted in $53 million tax benefit on a GAAP basis for the six months ended April 29, 2018; this benefit is being recognized ratably over the fiscal year on a non-GAAP basis.

3	Charges to income tax provision related to a one-time transition tax and a decrease in U.S. deferred tax assets as a result of the recent U.S. tax legislation.

4	Adjustment to provision for income taxes related to non-GAAP adjustments reflected in income before income taxes.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Six Months Ended
(In millions, except per share amounts)	April 29, 2018	April 30, 2017	April 29, 2018	April 30, 2017
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings per diluted share - GAAP basis	$1.09	$0.76	$1.20	$1.40
Certain items associated with acquisitions	0.04	0.04	0.09	0.08
Income tax effect of share-based compensation	0.01	—	(0.03)	—
Income tax effect of changes in applicable U.S. tax laws	0.07	—	1.02	—
Resolution of prior years’ income tax filings and other tax items	0.01	(0.01)	—	(0.02)
Non-GAAP adjusted earnings per diluted share	$1.22	$0.79	$2.28	$1.46
Weighted average number of diluted shares	1,040	1,087	1,056	1,088

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended		Six Months Ended
(In millions, except percentages)	April 29, 2018	April 30, 2017	April 29, 2018	April 30, 2017
Semiconductor Systems Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$1,071	$808	$2,066	$1,498
Certain items associated with acquisitions[1]	46	46	92	92
Non-GAAP adjusted operating income	$1,117	$854	$2,158	$1,590
Non-GAAP adjusted operating margin	37.2%	35.5%	36.9%	34.9%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$278	$194	$532	$372
Acquisition integration costs	—	1	1	2
Non-GAAP adjusted operating income	$278	$195	$533	$374
Non-GAAP adjusted operating margin	29.5%	26.9%	29.2%	26.7%
Display and Adjacent Markets Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$162	$84	$263	$199
Certain items associated with acquisitions[1]	3	—	6	—
Acquisition integration costs	1	—	1	—
Non-GAAP adjusted operating income	$166	$84	$270	$199
Non-GAAP adjusted operating margin	27.7%	21.5%	25.6%	24.5%

1	These items are incremental charges attributable to completed acquisitions, consisting of amortization of purchased intangible assets.

Note: The reconciliation of GAAP and non-GAAP adjusted segment results above does not include certain revenues, costs of products sold and operating expenses that are reported within corporate and other and included in consolidated operating income.

Applied Materials, Inc.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	April 29, 2018

Provision for income taxes - GAAP basis (a)	$166
Income tax effect of share-based compensation	(13)
Income tax effect of changes in applicable U.S. tax laws	(71)
Resolutions of prior years’ income tax filings and other tax items	(10)
Income tax effect of non-GAAP adjustments	5
Non-GAAP adjusted provision for income taxes (b)	$77

Income before income taxes - GAAP basis (c)	$1,295
Certain items associated with acquisitions	49
Acquisition integration costs	1
Impairment (gain on sale) of strategic investments, net	5
Non-GAAP adjusted income before income taxes (d)	$1,350

Effective income tax rate - GAAP basis (a/c)	12.8%

Non-GAAP adjusted effective income tax rate (b/d)	5.7%